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EXHIBIT 10.12


                          EXPLORATION AND DEVELOPMENT
                         AGREEMENT BLACK WARRIOR BASIN,
                                  MISSISSIPPI

     THIS AGREEMENT is entered into this 23 day of May 2002, by and between CLAYTON WILLIAMS ENERGY, INC. ("Williams"), and KNOX MISS. PARTNERS, L.P. ("Knox").

     WHEREAS, Williams and Knox have acquired undivided leasehold interests in approximately 42,000 acres covering lands in Clay, Chickasaw, Calhoun, Choctaw, Lowndes, Oktibbeha, Noxubee, Webster, and Winston Counties of Mississippi and being those leases described on Exhibit "A" attached hereto (the "Leases");

     WHEREAS, the Parties have identified certain prospects believed to be prospective for the development of oil and/or gas, which prospects are depicted in the Blue outlines on Exhibit "B" attached hereto (the "Prospects"); and

     WHEREAS, the Parties desire to set forth the terms under which the Leases will be jointly developed and further desire to establish an area of mutual interest for the acquisition and development of additional interests in the oil and gas rights thereunder.

NOW, THEREFORE, for and in consideration of the mutual premises herein set forth the parties agree as follows.

1. AREA OF MUTUAL INTEREST. The Parties agree to an Area of Mutual Interest ("AMI") comprising all of the following Counties in Mississippi: Calhoun, Chickasaw, Choctaw, Clay, Lowndes, Noxubee, Oktibbeha, and Webster; excluding the area identified as the "SKH Maben AMI" depicted in a red outline on Exhibit "B". Any Party acquiring an "oil and gas mineral interest" within the AMI shall notify the other Party in writing of such acquisition, which notice shall include all pertinent terms of such acquisition (the "Notice"). For the purposes of this Agreement an oil and gas mineral interest shall include, leasehold working interest, overriding royalty interest, mineral interest, royalty interest, farm-outs, farm-ins, or any other oil and gas interest of any nature or kind. The non-acquiring Party may elect to participate for its fifty percent 50% share in the acquisition by giving written notice of its election to the acquiring party within ten (10) days from receipt of the Notice. A Party electing to participate in an acquisition shall make payment of its proportionate part of all acquisition costs within twenty (20) days of its election. A Party's failure to timely elect or make

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its payment thereafter shall be deemed an election not to participate in the acquisition. If subsequent hereto there are multiple Parties to this Agreement, each Party participating in the acquisition shall have the option to participate proportionately in any interest attributable to a nonparticipating Party. The term of the AMI shall run from the date hereof and continue for a period of six years.

2. PROSPECTS. For purposes of this agreement, a Prospect shall include such lands to the nearest quarter section line or lines outside the lowest closing contour of the structure to be tested, or in the case of a stratigraphic trap, the Prospect shall be drawn to the nearest quarter section line or lines outside the stratigraphic trapping boundary or the t rapping fault plane. The Parties have identified a n umber of geologic prospects based on the evaluation of available geologic and seismic information (the "PROSPECTS"), which Prospects are identified on Exhibit "B." It is contemplated that a number of additional Prospects will be identified as additional data becomes available. Likewise as additional data becomes available, an existing undrilled Prospect may be modified on the basis of such additional data. All such additional Prospects or modification of existing Prospects shall be included on a mutually agreeable revised Exhibit "B" which will accurately reflect the defined Prospects under this Agreement. In the event of a dispute between the Parties as to the existence or area of a new Prospect, the Parties shall meet to attempt to amicably resolve any such dispute, m the event the Parties are unable to resolve the dispute, a Party may require arbitration of the dispute by a panel of three
(3) arbitrators. The Party proposing the new Prospect shall select a single arbitrator and the Party or Parties objecting to the proposed Prospect shall jointly select a single arbitrator, and the two chosen arbitrators shall select a third arbitrator. The dispute shall be resolved by a majority vote of the panel of arbitrators and such decision shall be binding on all Parties. An arbitrator shall be a qualified geologist or geophysicist with experience in Mississippi. The Parties agree to pay the costs of its chosen arbitrator and to share proportionately the costs associated with the arbitration and the third party arbitrator.

3. INITIAL WELLS ON A PROSPECT. A Party desiring to drill the initial well on a Prospect shall give notice to the other Parties identifying the proposed location, objective formation and an authority for expenditure ("AFE") depicting the anticipated costs of the proposed initial well. If the location is on a Prospect that is not identified on Exhibit "B", then the notice shall also give the boundaries of the proposed Prospect. The P arties shall have thirty (30) days from receipt of such well proposal within which to notify the Operator whether they elect to participate in the drilling of such initial well (the "Election Period"). The initial well on each such Prospect shall be deemed the Initial Well under VI A. of the JOA, as the terms is hereinafter defined. As to the participating parties, all operations on the initial well shall be conducted under the terms on the JOA. If a party elects not to participate in the drilling of an initial well on a Prospect, upon the commencement of such initial well, which shall be no more than ninety (90)

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days from the expiration of the Election Period, a non-participating Party shall forfeit all of its right, title and interest in and to the oil and gas leases insofar as they are located within the Prospect. Any such non-participating Party shall assign its interests to the participating Parties in the proportion of their participation.

4. JOINT OPERATING AGREEMENT. The AMI shall be subject to the terms of a Joint Operating Agreement (the "JOA"), the form of which is attached hereto as Exhibit "C". The JOA shall designate Williams as Operator, and shall include Article
VIII. F. the Preferential Right to Purchase. The JOA shall also provide for 400% non-consent penalties for all operations subsequent to the drilling of an initial well, except as to an "Obligation Well." An "Obligation Well" shall be a well in which the drilling or other proposed operation is necessary in order to comply with any express or implied covenants of a lease and/or leases or an interest subject to the JOA or any operation necessary to maintain a lease or any part thereof under any agreement that will otherwise expire or terminate unless such operations are conducted. The failure of a Party to participate in an operation on an Obligation Well shall result in the forfeiture to the participating parties of all the non-participating Party's right, title and interest in and to the Prospect upon which such Obligation Well is located, save and except any interest in a well on the Prospect previously drilled or drilling in which the Party is then participating.

5. AMI MANAGEMENT. Williams as operator shall be responsible from the date hereof for the management of the AMI, including the future leasing and development activities and where applicable the design and implementation of additional seismic programs within the AMI. The Parties have agreed that Williams shall initially retain Karl Kaufman and Ed Hollingsworth (the "Project Managers") to implement these programs. Williams shall be authorized to charge to the joint account of the Parties a fee for management and professional time, including the Project Managers, and Knox agrees to bear and pay its proportionate amount of such management fee, limited to $1,000,000.00, which shall be payable by the parties hereto in twenty-four (24) equal monthly payments, for in-house supervision of (a) land matters including lease acquisition, administration and curative; (b) geologic services including mapping, geophysical interpretations and seismic acquisition; (c) engineering services including horizontal drilling and completion techniques; and (d) other management services. Williams shall provide Knox with copies of all work product resulting from the management of the AMI as set forth herein, including, without limiting the generality of the foregoing, oil and gas leases, title run sheets, title curative, title opinions, engineering data, geologic and seismic data, and/or geologic and seismic interpretations. Williams agrees to give Knox technical presentations on a quarterly basis, or as may be mutually agreed and agrees to allow Knox reasonable access to all technical data maintained in Williams offices. This fee is in addition to, and not in lieu of those charges set forth in the COPAS attached to the JOA.


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6. PREFERENTIAL RIGHTS. Should any party desire to sell all or any part of its interests under this Agreement, it shall give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period often (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties s hall s hare t he purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.

7. SEISMIC PROGRAM. The Parties agree to conduct a seismic program which shall include the shooting or acquisition of an additional 40 to 60 linear miles of seismic data and/or the reprocessing of existing seismic data. Each Party agrees to pay its proportionate part of the costs for any mutually agreeable seismic program. The Parties agree to participate in additional seismic operations, including 3-D as may be mutually agreed. Knox agrees to reimburse Williams for its proportionate part of all such mutually agreed seismic program costs within
(30)  days  from  the  date  of  the  receipt  of  an  invoice  from  Williams.

8. LIMITATION ON DRILLING. The Parties agree that there shall be no more than one (1) well being proposed and/or drilled (jointly by the Parties) at any one time within the AMI without the consent of 75% or more of the working interest in the Prospect for the proposed well. Provided, however, that this limitation on drilling shall not apply to the proposal for and commencement of an Obligation Well while another well is then being drilled.

9. CONFLICTS. In the event of a conflict between this Agreement and any of the Exhibits hereto, the terms of this Agreement shall prevail.

10. NOTICES. All notices required by this Agreement shall be given and the receipt thereof shall be determined in accordance with the Notice provision set forth in the JOA.


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11. LAWS. This Agreement and all exhibits subject hereto shall be interpreted in accordance with laws of the State of Texas, and the Parties agree that venue shall be the State of Texas.

12. BINDING EFFECT. This agreement shall be binding upon and inure to the benefit of the Parties, their respective affiliates, successors and assigns. Specifically, an affiliate of a Party hereto acquiring an interest in the AMI area shall be bound by the provisions of paragraph 1, and pursuant thereto shall offer to the non-affiliated Party the right to participate in the interest acquired. For the purposes of this agreement, an affiliate shall mean any person or entity controlling, controlled by or under common control with any Party to this Agreement.

13. EXHIBITS.   All Exhibits attached to this Agreement are by this reference incorporated herein for all purposes.


IN WITNESS WHEREOF, the Parties have entered into this agreement on the date above written.

CLAYTON  WILLIAMS  ENERGY,  INC,


/sig/

KNOX MISS PARTNERS, L.P.


/sig/


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